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                                                                      EXHIBIT 21

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
                                                                 STATE OR JURISDICTION
                                                                 OR INCORPORATION
SUBSIDIARY                                                       OR ORGANIZATION               TRADE NAMES
----------                                                       ---------------               -----------

A table of the subsidiaries of Tele-Communications International, Inc. as of December 31, 1997, is set forth below, indicating as to each the state or the jurisdiction of incorporation or organization and the names under which such subsidiaries do business
(Trade Names.)
Subsidiaries not included in the table are inactive or, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Tele-Communications International, Inc.                          DE                            TINTA
---------------------------------------                                                        TCI Squared, Inc.

Admi, Inc.                                                       DE
Bresnan International Partners (Chile), L.P.                     DE
Bresnan International Partners (Poland), L.P.                    DE
Cable Programme Partners - 1 Limited Partnership                 DE
Cable Programme Partners(1) Ltd.                                 UNITED KINGDOM
Cablevision S.A.                                                 ARGENTINA
Carribbean Services Company, Inc.                                CO
Cathay Television and Communication Company                      CO
Construred, S.A.                                                 ARGENTINA
Discovery (UK, Ltd.)                                             UNITED KINGDOM
Fibertel-TCI2                                                    ARGENTINA
Flextech plc                                                     UNITED KINGDOM
International Sports Programming Partners [gp]                   DE
ISP Distribution LP                                              DE
ISP Transponder LP                                               DE
ISP US Deportive LP                                              DE
Jupiter Programming Co., Ltd.                                    JAPAN
Liberty/TINTA Australia, Inc.                                    DE
Liberty/TINTA Distribution, Inc.                                 DE
Liberty/TINTA LLC                                                DE
Liberty/Tinta Middle East LLC                                    DE
Liberty/TINTA Sport Equity LLC                                   DE
Liberty/TINTA World LLC                                          DE
LNT International Sports Programming (Distribution) Ltd.         CAYMAN ISLANDS
LNT International Sports Programming (Australia) Ltd.            CAYMAN ISLANDS
LNT International Sports Programming (Latin America) Ltd.        CAYMAN ISLANDS
LNT International Sports Programming Partners Australia [gp]     DE
Melita Cable Holdings Ltd. (Malta LLC)                           MALTA
Melita Cable TV Limited (Malta LLC)                              MALTA
Melita Partnership [gp]                                          CO
Multithematiques                                                 FRANCE
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
                                                                 STATE OR JURISDICTION
                                                                 OF INCORPORATION
SUBSIDIARY                                                       OR ORGANIZATION               TRADE NAMES
----------                                                       ---------------               -----------
TCI-Australia, Inc.                                              CO
TCI Argentina, Inc.                                              CO
TCI Cable Holding Company I                                      DE
TCI Cable Programme Partners, Inc.                               CO
TCI Cablevision of Puerto Rico, Inc.                             DE
TCI Cathay TV, Inc.                                              CO
TCI Chile, Inc.                                                  CO
TCI DTH Mexico, Inc.                                             CO
TCI International DTH Service, Inc.                              CO
TCI International Investments Ltd.                               UNITED KINGDOM
TCI International Partnership Holdings, Inc.                     CO
TCI Japan, Inc.                                                  CO
TCI Movies Australia Pty. Limited                                AUSTRALIA
TCI Multicountry DTH, Inc.                                       CO
TCI Poland, Inc.                                                 CO
Televisora Belgrano, S.A.                                        ARGENTINA
TeleWest Communication PLC                                       UNITED KINGDOM
TeleWest Europe Group [gp]                                       CO
Tevel Israel International Communications Ltd.                    ISRAEL
TINTA Sports Programming, Inc.                                   DE
Tishdoret Achzakot Ltd.                                         ISRAEL
TW Holdings, L.L.C.                                              CO
UA-France, Inc.                                                  CO
UA-UII Management, Inc.                                          CO
UA-UII, Inc.                                                     CO
UA European Theatres, Inc.                                       CO
UCT-Netherlands, B.V.                                            NETHERLANDS
UII-Ireland Limited Liability Company                            UT
UII-Ireland, Ltd [gp]                                            CO
UII Management [gp]                                              CO
United Artists (Learning Channel) Ltd.                           UNITED KINGDOM
United Artists Cable Television International Holdings, Inc.     CO
United Artists Cable Television International Ltd.               UNITED KINGDOM
United Artists Cable Television UK Holdings, Inc.                DE
United Artists European Broadcasting Ltd.                        UNITED KINGDOM
United Artists European Holdings Limited                         UNITED KINGDOM
United Artists International, Inc.                               CO
United Artists Programming Europe, Inc.                          CO
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
                                                                 STATE OR JURISDICTION
                                                                 OF INCORPORATION
SUBSIDIARY                                                       OR ORGANIZATION               TRADE NAMES
----------                                                       ---------------               -----------

United Artists Programming International, Inc.                   CO
United Artists, B.V.                                             NETHERLANDS
United International Investments [gp]                            CO
Univent's S.A.                                                   ARGENTINA

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